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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
EQUITY OIL COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Equity Oil Company
P.O. BOX 959 SALT LAKE CITY, UT 84110-0959

Notice of Annual Meeting of Stockholders
May 21, 2003

        Please join us for the 2003 Annual Meeting of Shareholders of Equity Oil Company. The Annual Meeting will be held on Wednesday, May 21, 2003 at 2:00 P.M. at our executive offices in Salt Lake City, Utah.

        The purposes of the Annual Meeting are to:

  (1)
  Elect three directors.

  (2)
  Approval of amendment to the Restated Articles of Incorporation to increase the number of authorized shares of common stock and to authorize the future issuance of preferred shares.

  (3)
  Conduct any other business that may properly come before the Meeting.

        You must be a shareholder of record at the close of business on March 26, 2003, to vote at the Annual Meeting. Regardless of whether you will attend the meeting, please vote by signing, dating and returning the enclosed proxy card. Voting by mail will not prevent you from voting in person at the Meeting.

BY ORDER OF THE BOARD OF DIRECTORS
RUSSELL V. FLORENCE, Secretary

PROXY STATEMENT

        This Proxy Statement is being mailed beginning April 15, 2003, in connection with the solicitation of proxies by the Board of Directors of Equity Oil Company, a Colorado corporation, for use at the Annual Meeting of shareholders. The Meeting will be held in our executive offices at 10 West 300 South, Suite 806 in Salt Lake City, Utah, 84101. The meeting will begin at 2:00 pm Mountain Daylight Time.

EXPENSES OF SOLICITATION

        We will pay the expense of soliciting proxies, including costs of preparing, assembling and mailing of the notice, proxy, and proxy statement and reimbursing brokerage houses and others for forwarding proxy material to you. We have engaged D. F. King & Co., Inc., New York, to assist in the soliciting of proxies from brokerage firms and others, and for forwarding the soliciting materials to beneficial owners of stock. The Company will pay D.F. King $7,000, plus out of pocket expenses, for the solicitation. In addition to the use of the mails, our Officers and Directors may solicit proxies by personal interview or by telephone.

VOTING INFORMATION

        If you owned shares at the close of business on March 26, 2003, you are entitled to vote. You are entitled to one vote for each share you owned on that date for as many persons as there are directors to be elected. Cumulative voting is not allowed under our Restated Articles of Incorporation. The holders of the majority of the outstanding stock must be present in person or represented by proxy to constitute a quorum for the transaction of business at the meeting. As of March 1, 2003 there were 12,008,661 shares outstanding.

        You can vote in person at the Annual Meeting or you can vote by proxy, which gives the proxy holder the right to vote your shares on your behalf. Unless you instruct otherwise, the proxy holders will vote for each of the three director nominees, for Proposal 2 and each of the other proposals, if any, to be considered at the meeting at their discretion. You may revoke your proxy before your proxy holder votes your shares by filing a written revocation with our Secretary before the Meeting, signing a proxy bearing a later date, or by voting in person at the Meeting.

VOTING PROCEDURES

        Votes at the annual meeting, including those cast in person or by proxy, will be tabulated by the Inspectors of Election appointed by the Board of Directors. Abstentions and broker non-votes are included in the tabulation for purposes of establishing a quorum. Directors are elected by a plurality vote of the shares present at the meeting. Plurality means that the nominee with the most affirmative votes for a particular slot is elected for that slot. In an uncontested election for directors, the plurality requirement is not a factor. Any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact in the election of directors. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Proposal number 2 requires the affirmative vote of two thirds of the outstanding shares of common stock entitled to vote. Abstentions and broker non-votes will not be counted and will have the same effect as a vote against the proposal.

PROPOSAL 1
ELECTION OF DIRECTORS

        The Company's Restated Articles of Incorporation and By-Laws provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible, with each class having staggered three (3) year terms. The governing documents also provide that the number of Directors shall not be less than six (6) nor more than nine (9) members as fixed from time-to-time within that range by resolution of the Board of Directors. By resolution, the Board has fixed the number of directors at seven. Accordingly, three directors will be elected at the upcoming Annual Meeting, each to hold office for three (3) years, or until 2006. The following candidates, two of whom are currently members of the Board, were nominated for election by the Board and each have agreed to serve if elected. The nominees have held the positions shown for at least five years unless otherwise noted. They were selected on the basis of outstanding achievement in their careers, broad experience, wisdom, integrity, understanding of the business environment, willingness to devote adequate time to Board duties, and ability to make independent, analytical decisions. If a nominee is unavailable to serve, which is not anticipated, the proxy holders may vote for another nominee proposed by the Board. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Names, Principal Occupations and Selected Other Information Concerning Nominees for Director	Served as Director Since

WILLIAM D. FORSTER Age - 56 Director Chairman and CEO, Stonington Corporation	1994
RANDOLPH G. ABOOD Age - 52 Director Manager and member of The Ninigret Group, L.C. Tax attorney, Satterlee Stephens Burke & Burke 1976 to 1996. Director, Royster-Clark, Inc.	1997
JOHN W. STRAKER, JR. Age - 47 President, The Oxford Oil Company Director, Unizan Financial Corp.

CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

The following individuals are either serving as directors or executive officers. They have held the positions shown for at least five years unless otherwise noted. Term expiration dates are shown for those members of the Board of Directors.

	Served Since	Term Expires

PAUL M. DOUGAN Age - 65 Director President and Chief Executive Officer, Equity Oil Company President and Director, Symskaya Exploration, Inc. Director, Leucadia National Corporation	1992	2004
DOUGLAS W. BRANDRUP Age - 62 Director Chairman of the Board of Directors Senior Partner, Griggs, Baldwin & Baldwin Attorney at Law - Greenwich, Connecticut Former Director, 3-D Geophysical, Inc.	1975	2004
PHILIP J. "JACK" BERNHISEL Age - 55 Director Owner, European Marble & Granite Company. Former Senior Vice President - Law and Finance for Kennecott Corporation, 1986-1993, and Corporate Controller for The Standard Oil Company. Attorney and Certified Public Accountant	1996	2005
W. DURAND EPPLER Age - 49 Director Vice-President, Corporate Development, Newmont Mining Corporation. President, Newmont Indonesia Limited. Former Managing Director of Chemical Securities, Inc.,	1997	2005

Served Since

JAMES B. LARSON Age - 41 Vice President - Operations	1997
RUSSELL V. FLORENCE Age - 41 Secretary and Treasurer Mr. Florence was appointed Secretary and Treasurer effective March 1, 2001. He has been employed as Assistant Secretary and Controller of the Company for over 5 years.	2001
DAVID P. DONEGAN Age - 46 Vice President - Corporate Development Mr. Donegan was appointed Vice President of Corporate Development effective June 1, 2001. Former General Manager of Luca Technologies. Former Manager of Operations and Director of Corporate Development for Inland Resources Inc.	2001

PROPOSAL 2

APPROVAL OF AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND TO AUTHORIZE THE FUTURE ISSUANCE OF PREFERRED SHARES

        The Board of Directors has unanimously approved and is recommending that the shareholders approve at the Annual Meeting, an amendment to the Restated Articles of Incorporation increasing the number of authorized shares of the Corporation to 65,000,000 shares divided into 50,000,000 shares of common stock and 15,000,000 shares of preferred stock. The Company's Restated Articles of Incorporation presently do not authorize any class of equity securities other than common stock. The Board of Directors unanimously recommends a vote for Proposal 2.

PRINCIPLE REASONS FOR AUTHORIZATION

        Our Board believes that it is in Equity's best interest and in the best interest of Equity shareholders to increase the authorized shares of the Corporation from 25,000,000 shares of common stock to 65,000,000 shares divided into 50,000,000 shares of common stock and 15,000,000 shares of preferred stock. On February 24, 2003, 12,008,661 of Equity's common shares were outstanding. In addition, as of such date, 1,749,800 common shares were reserved for issuance upon exercise of stock options under Equity's stock option plans. Accordingly, as of February 24, 2003, 11,241,539 shares of common stock are available for issuance. If this proposal is approved and effective, Equity will have available 36,241,539 authorized but unissued and unreserved common shares and 15,000,000 authorized but unissued preferred shares. Our Board believes that it is prudent to have additional common shares available for general corporate purposes, including public or private offerings, acquisitions of oil and gas properties, stock splits, stock dividends and other corporate purposes. The Board has no current plans for the issuance of any additional common shares, except common shares under existing stock option plans. As Equity has a sufficient number of existing, authorized and unissued common shares to fund Equity's present stock option plans, approval of this proposal is not necessary to satisfy those requirements.

        Equity's existing Restated Articles of Incorporation do not provide for the issuance of preferred shares. Our Board believes that it is advisable and in the best interest of Equity and its shareholders to have available preferred shares in order to provide Equity with greater flexibility in financing its continued operations and undertaking future acquisitions and other uses not presently determinable. If authorized, the Board will be permitted to issue preferred stock at any time or from time to time in one or more series, each with such designations, preferences, conversion prices and rights, dividend rates, interest rates, cumulative, relative, participating, optional, voting, redemption or other rights, qualifications, limitations or restrictions as may be determined from time to time in the Board's sole discretion, without further action by the Company's shareholders, except as may otherwise be required by applicable law and NASDAQ rules. The Board believes that the addition of preferred stock will provide Equity with a capital structure better suited to meet Equity's short and long term capital needs. The addition of preferred shares to our capital structure will permit Equity to negotiate the precise terms of an equity instrument by creating a series of preferred shares without incurring the cost and delay in obtaining shareholder approval. Such delay and expense may make such a transaction impracticable, may cause the company to miss an opportunity or may require Equity to structure a transaction in a less advantageous manner.

        The discretion of the Board to issue common or preferred shares is not unlimited. NASDAQ rules provide that voting rights of existing shareholders cannot be disparately reduced or restricted through any corporate action or issuance. The rules further require approval by shareholders (a majority of the total votes cast on the proposal in person or proxy, assuming a quorum is present), prior to the issuance of designated securities in the following situations:

  A.
  adoption of a stock option plan or other plan concerning which officers or directors could acquire shares of Company stock, with certain exceptions.

  B.
  if the issuance or potential issuance will result in a change of control of Equity.

  C.
  in connection with the acquisition of the stock or assets of another company if:

  i.
  any director, officer or substantial shareholder of the issuer has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or securities convertible or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more, or

  ii
  where due to the present or potential issuance of common stock or securities convertible into or exercisable for common stock, other than a public offering for cash:

  a.
  the common stock has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for common stock; or

  b.
  the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or security or

  D.
  in connection with a transaction other than a public offering involving:

  i.
  the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value which together with sales by officers, directors or substantial shareholders of the company, equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance or

    ii
    the sale, issuance or potential issuance by the company of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

        The Company has no current plans or proposals to issue common stock or preferred stock convertible into common stock nor any other plans, proposals or arrangements to issue preferred stock.

POSSIBLE DISADVANTAGES

        It is not possible to determine the actual effect of the preferred stock on the rights of the holders of common stock of the Company until the Board of Directors determines the rights of the holders of a series of preferred stock. However, such effects might include; (i) restrictions on the payment of dividends to holders of common stock; (ii) dilution of voting power to the extent the holders of shares of preferred stock are given voting rights; (iii) dilution of the equity interest and voting power if the preferred stock is convertible into common stock; and (iv) restrictions upon any distribution of assets to the holders of common stock upon liquidation or dissolution of the Company and until the satisfaction of any liquidation preferences granted to the holders of preferred stock. An issuance of preferred stock could also have the effect of diluting the earnings per share and book value per share of the common stock. Shareholders do not have preemptive rights to subscribe for shares of either preferred or common stock and cumulative voting is not allowed in the election of Directors.

        The Board of Directors is required by Colorado Law to make any determinations to issue common or preferred shares based upon its judgment as advisable and in the best interests of the shareholders and the Company. The Board of Directors could issue shares of preferred stock within the limits imposed by applicable law that could make more difficult or discourage an attempt to obtain control of the Company when, in the judgment of the Board of Directors, such action would not be in the best interest of the shareholders and the Company. For example, preferred stock could be sold to purchasers favorable to the Board of Directors, or the Board of Directors could authorize holders of a series of preferred stock to vote either separately as a class or with the holders of the common stock on any merger or any extraordinary corporate transaction involving the Company. The existence of the additional authorized shares could have the effect of discouraging unsolicited takeover attempts. Management is not aware of any present efforts of any persons to gain control of Equity. The proposed amendment to increase the amount of common stock and to authorize the use of preferred shares is not intended to be an anti-takeover device.

The Amendment

        The Amendment would amend and restate Article III of the Company's Restated Articles of Incorporation in its entirety and is set forth below.

Article III

A.
AUTHORIZED SHARES:

        The total number of shares which the Corporation shall have authority to issue is 65,000,000 shares, divided into 50,000,000 shares of common stock and 15,000,000 shares of preferred stock.

B.
COMMON STOCK:

1.
The Company shall have authority to issue up to 50,000,000 shares of common stock.

2.
Each holder of shares of common stock shall have the right to one vote for each share of common stock held of record on the books of the Company on each matter to be voted on at a shareholder's meeting. Cumulative voting is not allowed in the election of directors.

3.
The entire voting power of the corporation shall be vested in the holders of the shares of common stock unless and until the Board of Directors authorize and issue shares of preferred stock with voting rights as provided below.

4.
In the event of any liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary, all assets and funds of the Corporation remaining after the payment to the holders of the preferred stock of the full amounts to which they may be entitled, if any, shall be divided and distributed among the holders of the common stock according to their respective shares.

C.
PREFERRED STOCK:

1.
The Company shall have authority to issue up to 15,000,000 shares of preferred stock.

2.
The preferred stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly authorized from time to time to provide for the issuance of the preferred stock in one or more series and, within the limitations provided in the Colorado Business Corporation Act, to determine, by resolution, the designation, preferences, limitations and relative rights of the shares of any such class or series so created.

3.
Before issuing any shares of preferred stock or shares of a series by the Board of Directors as provided above, the designations, preferences, limitations and relative rights of the same shall be set forth in an amendment to the Restated Articles of Incorporation, without shareholder action, and filed with the Secretary of State of Colorado in accordance with the then applicable requirements of the laws of the State of Colorado.

        If Proposal 2 is approved, the Company intends to file the Amendment to its Restated Articles of Incorporation with the Secretary of State of Colorado, upon which filing the Amendment will become effective.

Vote Required

        The affirmative vote of the holders of two-thirds of the voting power of the outstanding shares of common stock entitled to vote is required to approve the Amendment. Abstentions and broker non-votes will not be counted and will have the same effect as a vote against Proposal 2.

        The Board or Directors unanimously recommends a vote for approval of Proposal 2.

7

SECURITY OWNERSHIP OF MANAGEMENT

        Unless otherwise indicated, the following table sets forth, as of March 14, 2003, information with respect to the beneficial ownership of our Common Stock by (i) each of our executive officers, (ii) each of our directors, and (iii) all of our executive officers and directors as a group. Unless indicated otherwise, in the footnotes, each person named below has (a) an address in care of our principal executive offices, and (b) to the best of our knowledge, sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by each person.

Title of Class	Name	Amount and Nature of Beneficial Ownership	Percent of Class
Common
	Paul M. Dougan [1]	1,141,011	8.9
	Douglas W. Brandrup [2]	185,000	1.4
	William P. Hartl [3]	15,200	..1
	Philip J. "Jack" Bernhisel [3]	33,000	..3
	William D. Forster [3]	37,000	..3
	Randolph G. Abood [3]	39,800	..3
	W. Durand Eppler [3]	19,500	..2
	James B. Larson [4]	121,300	..9
	Russell V. Florence [5]	62,135	..5
	David P. Donegan [6]	26,600	..2
	Total Ownership of Directors and Executive Officers as a Group [7]	1,680,346	13.1

The calculation of beneficial ownership includes 566,500 shares subject to outstanding options that were exercisable at the table date or within 60 days of such date; 61,676 shares owned by Mr. Dougan's wife and 31,206 shares held in a Family Limited Partnership of which Mr. Dougan is the general partner. The calculation does not include 3,470 shares for which Mr. Dougan's wife acts as trustee and 157,188 shares owned by Mr. Dougan's married daughters and their families over which Mr. Dougan has no voting power and concerning which he is not the beneficial owner.

The calculation of beneficial ownership includes 10,000 shares subject to outstanding options that were exercisable at the table date or within 60 days of such date.

The calculation of beneficial ownership includes 15,000 shares subject to outstanding options that were exercisable at the table date or within 60 days of such date.

The calculation of beneficial ownership includes 116,700 shares subject to outstanding options that were exercisable at the table date or within 60 days of such date.

The calculation of beneficial ownership includes 58,300 shares subject to outstanding options that were exercisable at the table date or within 60 days of such date.

The calculation of beneficial ownership includes 26,600 shares subject to outstanding options that were exercisable at the table date or within 60 days of such date.

The calculation of beneficial ownership includes 853,100 shares subject to outstanding options that were exercisable at the table date or within 60 days of such date.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

        Section 16(a) of the Securities Exchange Act of 1934 requires Equity's executive officers, directors and persons who own more than 10% of the Company's stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). A copy of each report is furnished to Equity.

        SEC regulations require Equity to identify anyone who filed a required report late during the most recent fiscal year. Based solely on review of reports furnished to the Company and written representations that no other reports were required during the year ended December 31, 2002, all Section 16(a) filing requirements were met.

BOARD COMMITTEES AND MEETINGS

        The Board of Directors has an Audit, Compensation, and Nominating Committee. The Audit Committee, consisting of only outside Directors, reviews our internal and external reporting, the scope of the independent audit and any comments by the independent auditors regarding internal controls and accounting procedures, and further considers management's response to any such comments. William D. Forster chairs the committee. Other committee members are P.J. "Jack" Bernhisel, Randolph G. Abood, and William P. Hartl. The Audit Committee met once in 2002 to review the work of the independent auditors. The Committee also meets telephonically prior to the release of each quarter's earnings.

        The Compensation Committee evaluates management's performance, reviews and establishes compensation levels for our Executive Officers, administers our cash bonus and incentive stock option plans, and considers other related matters concerning management motivation and compensation. The Committee consists solely of outside Directors. W. Durand Eppler chairs the committee. Other committee members are Douglas W. Brandrup, P.J. "Jack" Bernhisel, William D. Forster, Randolph G. Abood, and William P. Hartl. The Committee met once in 2002.

        The Nominating Committee interviews, nominates and recommends individuals for membership on our Board of Directors. The entire Board of Directors acts as a Nominating Committee. By February 1 of each year, candidates are nominated for directorships to be filled. Candidates may be suggested by Board members or stockholders. There is no specific procedure to be followed by security holders in submitting recommendations to the Board, except stockholders desiring to make a recommendation should timely submit the candidates name to the Secretary of the Company, together with biographical and other information pertaining to his or her qualifications and his or her written consent to serve if elected. In selecting a candidate, consideration is given to the skills and characteristics required of Board members in the context of the current makeup of the Board and our business.

        The Board of Directors held four regular meetings in 2002. No Director attended less than 75% of the meetings.

COMPENSATION OF DIRECTORS

        Non-Employee Directors receive quarterly retainer payments in the amount of $1,500 each quarter. Fees of $750 were paid for each of the regular meetings attended in 2002. Each Non-Employee Director is granted non-qualified options to purchase 5,000 shares of the Company's common stock at the Annual Meeting date as additional compensation, as provided for under the 2000 Stock Option Plan. Mr. Brandrup received $24,000 in additional fees for services as Chairman during 2002.

SUMMARY COMPENSATION TABLE

        The following information is furnished for the years ended December 31, 2002, 2001 and 2000 respectively, for the Company's President and Chief Executive Officer and other executive officers of the Company.

Long Term Compensation
	Annual Compensation				Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Other Annual Compensation	Restricted Stock Awards	Options(3)	All other Compensation($)(1)
Paul M. Dougan, President and Chief Executive Officer	2002 2001 2000	270,000 267,750 255,000	72,036 33,469 47,822	NA NA NA	NA NA NA	100,000 58,000 58,000	21,667 24,017 20,965
James B. Larson Vice-President of Operations	2002 2001 2000	141,500 136,500 130,000	36,145 37,300 19,504	NA NA NA	NA NA NA	35,000 25,000 17,000	18,044 10,516 9,993
Russell V. Florence Corporate Secretary Treasurer	2002 2001 2000	120,000 115,000 85,000	25,613 33,000 9,564	NA NA NA	NA NA NA	35,000 12,000 8,000	15,349 8,854 6,492
David P. Donegan(4) Vice-President of Corporate Development	2002 2001	140,000 78,750	38,282 40,750	NA NA	NA NA	33,000 100,000	17,148 6,325

NOTES

(1)
The amounts shown in this column for the last fiscal year include the following: (i) Mr. Dougan, $12,750—annual Company contribution to the Company's Defined Contribution Plan, (DCP), $7,077—contribution to a supplemental retirement plan, $1,840—value of Company paid term life insurance premiums; (ii) Mr. Larson, $17,765—annual Company contribution to the DCP, $279—value of Company paid term life insurance premiums. (iii) Mr. Florence, $15,120—annual Company contribution to the DCP, $229—value of Company paid term life insurance. (iv) Mr. Donegan, $16,730—annual Company contribution to the DCP, $418—value of Company paid term life insurance.

(2)
Bonus amounts shown are those earned for the year indicated.

(3)
Option amounts shown are those granted during the year indicated. Options granted during 2002 were granted on January 31, 2002.

(4)
Mr. Donegan was appointed Vice President of Corporate Development of the Company on June 1, 2001.

OPTIONS GRANTED IN 2002

        The following information is furnished for the year ended December 31, 2002 for the Company's named executive Officers for stock options granted in 2002.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Options Granted (#) (1)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	5% ($)	10% ($)
Paul M.Dougan	100,000	27.4%	$1.87	1/31/2012	$68,210	$172,857
James B. Larson	35,000	9.6%	$1.87	1/31/2012	$41,161	$104,310
Russell V. Florence	35,000	9.6%	$1.87	1/31/2012	$41,161	$104,310
David P. Donegan (2)	33,000	9.0%	$1.87	1/31/2012	$35,281	$89,409

AGGREGATED OPTION EXERCISES IN 2002 AND YEAR-END VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Options/ SAR's at FY-End (#) Exercisable/ Unexercisable	Value of Unexercised In-The-Money Options/ SAR's at FY-End ($) Exercisable/ Unexercisable
Paul M. Dougan	NA	NA	514,500/100,000	$91,779/13,000
James B. Larson	NA	NA	108,100/83,400	$24,483/23,705
Russell V. Florence	NA	NA	45,900/57,200	$8,346/12,947
David P. Donegan (2)	NA	NA	20,000/113,000	$0/4,290

NOTES

(1)
Options granted under the Company's Incentive Stock Option Plan. Under the terms of the Plan, options are 10 year options with vesting periods ranging from 1 to 6 years, generally terminating 3 months following an optionee's death or retirement. Options granted during 2002 were granted on January 31, 2002.

(2)
Mr. Donegan was appointed Vice President of Corporate Development of the Company on June 1, 2001.

REPORT OF THE COMPENSATION COMMITTEE

Compensation Philosophy and Objectives

        The Compensation Committee is comprised of directors who are not employees or former employees of Equity Oil Company. Our responsibilities as committee members include the approval and administration of the compensation and benefit programs for Equity's named executive officers whose compensation is shown in this proxy statement.

        Equity is in the oil and gas exploration and production business, an industry characterized by unpredictable revenues resulting from price volatility in world oil and gas markets. Because of this unstable environment, our compensation policies are not based upon short term financial results; rather, they focus on longer term objectives and achievements that expand our asset base. These objectives include acquiring producing reserves at attractive costs, locating and exploring promising prospects, and implementing projects designed to increase reserves and production on existing properties.

        Our philosophy is to directly align the interests of executive management and other key employees with those of our shareholders. The major components of this philosophy are:

  •
  Creating compensation plans which enable us to attract and retain officers and key employees important to the Company's success, and to provide them a compensation package reflecting both Equity's and their performance, measured by success in achieving strategic, operating and financial objectives.

  •
  Providing meaningful cash and equity-based incentives for executives and other key employees to ensure they are motivated over the short and long term to respond to our challenges and opportunities as owners, rather than simply as employees.

  •
  Rewarding executives and key employees for superior performance when our shareholders receive an attractive return on their investment over the longer term.

        Our objective is to set executive and other key employee base salaries at or below the average base salaries of our peer companies based upon industry surveys. These surveys include the companies that make up the industry index used in the accompanying performance chart. In addition to base salaries, we provide incentives through a combination of a cash bonus program, an equity-based stock option program, and a profit sharing 401(k) retirement plan.

        Under the cash bonus program, executives and other key employees can earn additional compensation up to 50% of their base salary. In determining the size of the bonus, the key factors we consider are increase in net asset value per share, overall company performance as compared to peers, and individual accomplishments. Along with these factors, we subjectively consider the degree of success in meeting strategic, operating and financial objectives such as oil and gas production levels, earnings per share, operating cash flow, and developing exploration and development prospects, among other considerations. These latter measures, while not specifically weighted, are all critical to building shareholder value, which is our ultimate goal.

        The stock option program provides a method of encouraging long term results beneficial to our shareholders since the potential value of each stock option is tied to increased shareholder value. The options are always awarded at present market value, and vest in 1 to 6 years. All stock options have a duration of ten years before expiration. We do not reprice stock options.

Change in Control Agreements

        Equity has entered into Change in Control Agreements with Messrs. Dougan, Larson, Donegan and Florence. Under the terms of these agreements, if there is a change in control of Equity, as defined in the agreements, the executive officers' authority, duties and responsibilities shall remain for a period of two years, at least commensurate in all material respects with those prior to the change in control. Their compensation and benefits may not be reduced, or location of employment changed, as a result of the change in control.

        In the event that any covered officer is terminated other than for cause, death or disability during the two year period, or the executive voluntarily terminates his employment for unrelated reasons, Equity is obligated to pay the executive officer, in a cash lump sum, an amount equal to approximately two times the executive's qualified compensation (2 1/2 times with respect to Mr. Dougan's qualified compensation) and to continue insurance and other regular benefits. The agreements do not preclude termination of the officer, with or without cause, or require payment of any benefit, if there has not been a change in control of Equity.

Company Performance and Chief Executive Officer Compensation

        We determine compensation for Paul M. Dougan, President and Chief Executive Officer, in the same manner as we do for other officers and key employees of the Company. While there is no specific relationship between corporate performance and base salary, Mr. Dougan's incentive compensation is largely dependent upon the overall performance of the Company.

        In setting Mr. Dougan's base salary, we considered his contribution in the Company's successful gas acquisition in 2002, continuing the development of new exploration projects, and the implementation of a successful development drilling program. According to the performance criteria of the cash bonus program, which includes reserve replacement success and finding cost performance, Mr. Dougan was paid a 27% bonus for 2002.

THE COMPENSATION COMMITTEE

W. Durand Eppler, Chairman	Randolph G. Abood
P.J. "Jack" Bernhisel	William P. Hartl
William D. Forster	Douglas W. Brandrup

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Directors (the "Audit Committee") oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The Audit Committee operates pursuant to a written charter which was approved and adopted by the Board of Directors in 2000. The Company's independent accountants, PricewaterhouseCoopers LLP, are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles and that such statements present fairly in all material respects the financial position of the Company. The members of the Audit Committee are independent within the meaning of the listing standards at the Nasdaq Stock Exchange.

        In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Company's Annual Report with management, including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee meets with the independent accountants, with and without management present, to discuss the scope and plans for the audit, results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the of the Company's financial reporting. The Audit Committee reviewed with the independent accountants the acceptability of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards including, but not limited to, those matters under Statements on Auditing Standards. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, Standard No. 1. The Audit Committee held one meeting during fiscal 2002.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.

Auditors

        Our financial statements for the year ended December 31, 2002 were examined by the independent certified public accounting firm of PricewaterhouseCoopers LLP. Our Board of Directors has again selected their firm to serve as the auditors for the Company for 2003. A representative of PricewaterhouseCoopers LLP is expected to be present at the stockholders' meeting to make any statement they may desire or respond to such questions as may be appropriate.

Auditor fees

        Fees paid to PricewaterhouseCoopers LLP for services in fiscal 2002 were as follows:

        Audit and Review of the Company's financial statements included in its filings on Form 10-K and Form 10-Q - $82,150.00.

Financial information systems design and implementation fees

        None.

All Other Fees

        None.

AUDIT COMMITTEE

William D. Forster, Chairman	William P. Hartl
Philip J. Bernhisel	Randolph G. Abood

        This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

        The following entities and/or individuals own more than five percent of our common stock:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common
	(1)Dimensional Fund Advisors, Inc. 1299 Ocean Ave., 11th Floor Santa Monica, CA 90401	828,325	6.9
	(2)John W. Straker, Jr. 4900 Boggs Road Zanesville, Ohio 43702-0910	1,519,609	12.7

(1)
According to a Schedule 13-G dated February 3, 2003 by Dimensional Fund Advisors, Inc. Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds". In its role as investment adviser or manager, Dimensional possesses voting and/or investment power over the securities of the Issuer described in this schedule that are owned the Funds. All securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(2)
According to a Form 4 dated December 18, 2002 by John W. Straker, Jr., an individual . The calculation of beneficial ownership includes 592,259 shares owned by the Oxford Oil Company. Oxford Oil is 100% owned by Mr. Straker.

COMPARISON OF CUMULATIVE SHAREHOLDER RETURN

Notes:

(1)
Assumes that the value of the investment in the Company's common stock, and in each index, was $100 on December 31, 1995, and that all dividends were reinvested.

(2)
As a published industry index, the Company used the Standard & Poors Oil & Gas (Exploration & Production) Small Cap Index in the prior year. The Company has selected a different industry index than the prior year because the Standard and Poors index includes companies not comparable to the Company in size or type of business. The new industry index will be the peer group identified below.

(3)
The peer group identified by the Company include: Contango Oil & Gas, Edge Petroleum, Goodrich Petroleum and Parallel Petroleum. The Company believes this selected peer group is more comparable to the Company in terms of size and type of business.

SHAREHOLDER PROPOSALS

        Shareholder proposals intended to be presented at the 2004 Annual Meeting must be received in writing by the Company no later than December 1, 2003. Director nominee proposals must be submitted by February 1, 2004 for consideration by the Nominating Committee. Shareholder proposals must comply with the rules of the SEC for inclusion in our form of proxy relating to that meeting. For any proposal not submitted for inclusion in next year's Proxy Statement, but is instead sought to be presented directly at the 2004 Annual Meeting, SEC rules will permit management to vote proxies in its discretion if the Company: (1) receives notice of the proposal before the close of business on February 13, 2004 and advises shareholders in the 2004 Proxy Statement about the nature of the matter and how management intends to vote on such matter; or (2) does not receive notice of the proposal prior to the close of business on February 13, 2004. Shareholder proposals or notice of intention to present proposals at the 2004 Annual Meeting should be addressed to the Secretary, Equity Oil Company at our principal office, P.O. Box 959, Salt Lake City, Utah 84110-0959.

ADDITIONAL INFORMATION

        If you would like a copy of our most recent annual report on Form 10-K, which we have filed with the Securities and Exchange Commission, please write to Russell V. Florence, Secretary, Equity Oil Company, P.O. Box 959, Salt Lake City, Utah 84110-0959. We will send to it you at no charge.

OTHER MATTERS

        The Board does not intend to present any items of business other than those stated in the Notice of Annual Meeting of Shareholders. If other matters are properly brought before the meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

BY ORDER OF THE BOARD OF DIRECTORS
RUSSELL V. FLORENCE, Secretary

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 and 2.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE
							FOR	AGAINST	ABSTAIN
1.	To elect the following nominees as directors to office for three years and until the Annual Meeting of Stockholders in 2006 and until their successors are duly elected and qualified. NOMINEES:				2.	To approve an amendment to the Restated Articles of Incorporation to increase the number of authorized shares of common stock and to authorize the future issuance of preferred shares.	☐	☐	☐
	01	William D. Forster,		WITHHOLD AUTHORITY
	02	Randolph G. Abood and	FOR	to vote for the
	03	John W. Straker	the nominees listed	nominees listed
			☐	☐	3.	To transact such other business as may properly come before the meeting or any adjournment thereof.
Note:	to withhold authority to vote for any individual nominee, strike a line through that nominee's name. Unless authority to vote for all the foregoing nominees is withheld, this proxy will be deemed to confer authority to vote for every nominee whose name is not stricken. In the event any nominee should be unable to serve, or for good cause will not serve, it is intended that this proxy shall be voted for such substitute nominee as may be selected by the Board of Directors.

Please sign below exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
		Dated:	, 2003

Signature
Signature if held jointly

^ FOLD AND DETACH HERE ^

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

EQUITY OIL COMPANY

        The undersigned, revoking all prior proxies, hereby appoints Paul M. Dougan, President, and Russell V. Florence, Secretary, and any one or both of them with full power of substitution, as proxy or proxies of the undersigned, to vote all shares of common stock of EQUITY OIL COMPANY of the undersigned as if the undersigned were personally present and voting at the Company's Annual Meeting, May 21, 2003, and at all adjournments thereof.

Address Change/Comments (Mark the corresponding box on the reverse side)

^ FOLD AND DETACH HERE ^

QuickLinks

Notice of Annual Meeting of Stockholders May 21, 2003
PROXY STATEMENT
EXPENSES OF SOLICITATION
VOTING INFORMATION
VOTING PROCEDURES
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2
PRINCIPLE REASONS FOR AUTHORIZATION
POSSIBLE DISADVANTAGES
The Amendment
Article III
Vote Required
SECURITY OWNERSHIP OF MANAGEMENT
SUMMARY COMPENSATION TABLE
OPTIONS GRANTED IN 2002
AGGREGATED OPTION EXERCISES IN 2002 AND YEAR-END VALUES
REPORT OF THE COMPENSATION COMMITTEE
REPORT OF THE AUDIT COMMITTEE
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
COMPARISON OF CUMULATIVE SHAREHOLDER RETURN
SHAREHOLDER PROPOSALS
ADDITIONAL INFORMATION
OTHER MATTERS